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Exhibit 21.1

divine
divine, US Co.'s
divine interVentures
divine Italy
divine France SAS
divine India
Eprise Corporation
RoweCom, Inc.
Sensoria AA
divine Global Services
Open Market, Inc.
divine International Inc.
divine Technology Ventures
DataBites, Inc.
Venture Capital Unlimited
Data Return Corporation
SM 1
SM 2
divine Whittman-Hart
eShare Communications
NSULC Co.
Westbound Consulting PVT Ltd.
divine Whittman-Hart Canadian
Branch
divine Managed Services
Delano
Intira
Fracta

 divine International
divine Global Holding GmbH
divine Solutions GmbH
divine GmbH
divine Solutions Ltd.
Global Recall Ltd.
Global Recall Inc.
Global Recall Ltd. Computing

 Data Return
Data Return International Holdings
Data Return UK Ltd.

 Emicom
Emicom
divine US Co.'s
Emicom Israeli Entity

 Eprise
Eprise UK Ltd.
Eprise Germany GmbH
Eprise Securities Corporation

Sagemaker
Sagemaker, Inc.
Retrieval Technologies Inc.
Sagemaker Europe, Inc.
Sagemaker Europe UK Branch

 Open Market
Open Market Canadian Branch
Open Market France SARL
Open Market Germany GmbH
Open Market Italy SRL
Open Market UK Ltd.
Open Market Internet Software BV
Open Market Pty Ltd
Open Market Japan KK
Open Market Singapore
Open Market Branch Spain
Open Market Securities, Inc.
Folio Corporation
Waypoint Software Corporation
ICentral Incorporated
FutureTense, Inc.

 eShare
Melita Intellectual Property Inc.
Melita Finance Corp.
Support Groups
Melita de Mexico
eShare Technologies Brazil Ltd.
divine US Co.'s
eShare Technologies Ltd. UK
Melita International FSC Ltd.
eShare Technologies SARL
eShare Canada

 Intira
Intira Netherlands
Intira UK Limited
Intira Germany GmbH

RoweCom Inc.
Dawson, Inc.
Corporate Subscription Service Inc.
RoweCom Communications Ltd. Canada
The Faxon Company Inc.
Dawson Information Quest Inc.
Electronic Online Systems
RoweCom Global Ltd.
divine US Co.'s
EOS London
EOS International
RoweCom Global Holdings Ltd.
RoweCom Communications BV
RoweCom Reala SAS
RoweCom ULC
divine US Co.'s
Faxon Australia Pty Ltd.
Nihon Faxon Co.
Faxon Asia Pacific Information Services
Faxon Asia Pacific Co. Ltd.
RoweCom France SAS
RoweCom UK Limited
RoweCom Australia Ptg. Ltd.
RoweCom Korea Inc.
RoweCom Communications Espana SL
RoweCom Faxon Taiwan-Hong Kong Ltd.
Turner Subscription Company
McGregor Subscription Service
Apogee Holdings, Inc.
RoweCom Merger Corporation
Rowe Communications

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  Exhibit 21.1